Exhibit 1(c)



                            CAROLINA POWER & LIGHT COMPANY

                       Secured Medium-Term Notes, Series _____

                         SALES AGENCY/DISTRIBUTION AGREEMENT

                                                             __________ __, 199_


     [Names and addresses of sales agents]

     Dear Sirs:

               The undersigned Carolina Power & Light Company (the "Company") hereby confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") as follows:

               1.   Appointment of Agents.  (a)  The Company has authorized by
                    ---------------------
     appropriate corporate action and proposes to issue and sell in the manner contemplated by this Agreement not to exceed $_________ in aggregate principal amount of its Secured Medium-Term Notes, Series _______ (the "Securities"), registered pursuant to the Registration Statement (as defined in Section 3(a) hereof).

               (b) Subject to the terms and conditions stated in this Agreement, the Company hereby appoints each of you as Agent for the purpose of offering and selling the Securities. The Company reserves the right to sell the Securities on its own behalf directly to investors and, from time to time, to appoint additional agents to sell the Securities, provided that the Company shall furnish the Agents with reasonable advance notification of the addition of any agent to sell the Securities and further provided that each such additional agent shall be required to execute a sales agency/distribution agreement in form and substance substantially similar to this Agreement. Each Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Securities purchased by such Agent as principal for resale to others but is not authorized to appoint sub-agents. In connection with sales by an Agent of Securities purchased by such Agent as principal to other brokers or dealers, such Agent may allow any portion of the discount it has received in connection with such purchase from the Company to such brokers or dealers. In the event that the Company shall sell Securities to any purchaser during the period between the time at which the Company has accepted an offer to purchase Securities solicited by an Agent from such purchaser under the terms and conditions of this Agreement and the Settlement Date (as defined in Section 4 hereof) and such sale directly results in the failure of such purchaser to accept delivery or pay for the Securities subject to the solicited offer, the Company shall be obligated to pay the Agent a commission in respect of such Securities calculated in accordance with Exhibit B attached hereto.

               (c) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use its reasonable best efforts when requested by the Company to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus (as defined in Section 3(a) hereof) and the Administrative Procedures attached hereto as Exhibit A, as they may be amended from time to time (the "Procedures").

               (d) Administrative procedures relating to the offer and sale of the Securities, the issue and delivery of certificates representing the Securities and payment for the Securities are set forth in the Procedures. Each Agent and the Company agree to perform the respective duties and obligations to be performed by each of them as provided in the Procedures. The Procedures may be amended only by a written agreement between the Company and the Agents. The Agents agree that the principal amount of Securities to be offered and sold from time to time, the prices, the interest rates or the method, if any, of determining such interest rates, the maturities, redemption provisions, if any, and other terms at which the Securities are to be offered and sold will be in compliance with limitations established by the Company with the Agents in accordance with the Procedures.

               (e) Promptly upon the Settlement Date, the Company will pay each Agent a commission for a solicitation made by such Agent (and not for a purchase by such Agent as principal) in the form of a discount, equal to the applicable percentage of the principal amount of, or issue price of, as the case may be, each Security sold by the Company as a result of a solicitation made by such Agent as set forth in Exhibit B hereto.

               (f) Unless otherwise agreed in a Purchase Agreement (as defined in Section 12 hereof), any Security sold to an Agent as principal shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Security of identical maturity, and may be resold by such Agent at prevailing market prices at the time or times of resale as determined by such Agent.

               (g) The Company may instruct the Agents to suspend solicitation of offers to purchase at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed.

               In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have been accepted but which have not been settled, the Company will promptly advise the Agents and the Mortgage Trustee (as defined below) whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangement which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

               2.   Description of Securities.  The Company proposes to issue
                    -------------------------
     the Securities under its Mortgage and Deed of Trust, dated as of May 1, 1940, to The Bank of New York (formerly Irving Trust Company) (the "Mortgage Trustee") and Frederick G. Herbst (W. T. Cunningham, successor), as Trustees (the "Trustees"), as supplemented and as it will be further supplemented by a Supplemental Indenture to be dated as of _________ __, 199_ relating to the Securities (the "Supplemental Indenture"), in substantially the form heretofore delivered to the Agents, said Mortgage and Deed of Trust as supplemented and to be supplemented by the Supplemental Indenture being hereinafter referred to as the "Mortgage."

               The Securities shall have the series designation, maturities, interest rates or the method of determining interest rates, if any, redemption provisions, if any, and other terms as set forth in the Prospectus. The Securities will be issued, and the terms thereof established, from time to time by the Company in accordance with the Mortgage and the Procedures.

               3.   Representations and Warranties of the Company.  The Company
                    ---------------------------------------------
     represents and warrants to each Agent that:

               (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-___________), including a [combined] prospectus ("registration statement No. 33-_________"), for the registration of its First Mortgage Bonds under the Securities Act of 1933, as amended (the "Securities Act"), and the qualification of the Mortgage under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Registration statement No. 33-_______ has been declared effective by the Commission and the Mortgage has been qualified under the 1939 Act. [The Company has also filed with the Commission a registration statement on Form S-3 (No. 33-____ ) ("registration statement No. 33-____"), which was declared effective by the Commission on _________, for the registration of $__,000,000 principal amount of First Mortgage Bonds, of which an aggregate of $________ principal amount has been previously issued.] Registration statement No. 33-______, as amended to the date hereof, [together with registration statement No. 33-______, as amended to the date hereof,] including[, in each case,] the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (the "Incorporated Documents"), is hereinafter [collectively] referred to as the "Registration Statement." The [combined] prospectus forming a part of registration statement No. 33-________, as it is to be supplemented by a prospectus supplement, dated on or about the date hereof, relating to the Securities, and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Securities), including the Incorporated Documents, is hereinafter referred to as the "Prospectus."
     Any references herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deemed to be incorporated therein after the date hereof and prior to the termination of the offering of the Securities and any references herein to the terms "Registration Statement" or "Prospectus" at a date after the date hereof shall be deemed to refer to the Registration Statement or the Prospectus, as the case may be, as each may be amended or supplemented to such date.

               (b) So long as this Agreement remains in effect, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (other than amendments and supplements relating to the issuance and sale by the Company of securities of the Company other than the Securities) which shall not have previously been furnished to the Agents or of which the Agents shall not previously have been advised or to which the Agents shall reasonably object in writing and which has not been approved by Winthrop, Stimson, Putnam & Roberts, who are acting as counsel on behalf of the Agents.

               (c) The Registration Statement, at the time and date it was declared effective by the Commission, complied and the Registration Statement, the Prospectus and the Mortgage, at the date the Prospectus is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") and at the Closing Date, will comply in all material respects, with the applicable provisions of the Securities Act and the 1939 Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at the time and date it was declared effective by the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subsection (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Representative or by or on behalf of any Agent through the Representative expressly for use in the Registration Statement or the Prospectus or to any statements in or omissions from the Statements of Eligibility (Forms T-1 and T-2) of the Trustees under the Mortgage and the trustee under the Indenture, dated as of __________, 1995, from the Company to Bankers Trust Company, relating to other debt securities of the Company (the "Indenture"). The Incorporated Documents, when they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Securities by the Agents will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, when read together with the Registration Statement and the Prospectus, none of such documents included or includes or will include any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of North Carolina with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify and be in good standing would materially adversely affect the conduct of the business or financial condition of the Company.

               (e) The financial statements incorporated by reference in the Registration Statement present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and Deloitte & Touche LLP, who have audited certain of the financial statements, are independent public or independent certified public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

               (f) Except as reflected in, or contemplated by, the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company and since such dates, there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and Prospectus and transactions in the ordinary course of business. The Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

               (g) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its charter, by-laws and applicable law, and the Securities, when issued and delivered as provided herein, will constitute legal, valid and binding obligations of the Company in accordance with their terms except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles.

               (h) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party.

               (i) The summary of the terms of the Securities contained in the Registration Statement and Prospectus fairly describes the provisions thereof required to be described by the registration statement form.

               4.   Settlement.  Delivery of Securities in fully registered form
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     shall be made in accordance with the Procedures.  The date of authentication, issuance and delivery of the Global Security or the Certificated Security (both as defined in the Procedures attached hereto), as the case may be, sold against delivery to the Company of immediately available funds in payment therefor is herein called the "Settlement Date." Delivery of, and payment for, Securities sold to the Agents as principals shall be made in accordance with a Purchase Agreement (as defined in Section 12 hereof) relating to such Securities.

               5.   Obligations of Agents.  (a)  In soliciting purchases of the
                    ---------------------
     Securities from the Company by others (including customers of the Agents), each Agent will be acting as sales agent for the Company and not as principal. Each Agent will use its reasonable best efforts to solicit purchases of the Securities on behalf of the Company as contemplated hereby; provided that each Agent in its sole discretion can suspend from time to time its efforts in offering for sale, and soliciting purchases of, the Securities. In any transaction where an Agent has acted as agent for the Company and has not purchased as principal, the Agent will make reasonable efforts to obtain performance by each purchaser of Securities from the Company, but the Agent will not have any liability to the Company in the event any such purchase is not consummated for any reason. The Company also understands that under no circumstances shall an Agent be obligated to purchase any Securities for its own account except to the extent the Agent has acted as principal, pursuant to Section 12 hereof, in purchasing Securities or has made a firm commitment with the Company in connection with an offering which has been expressly authorized by the Company and agreed to by the Agent. Unless the Company and the Agents shall otherwise agree, all purchases by an Agent as principal shall be made pursuant to a Purchase Agreement.

               (b) Each Agent agrees that in carrying out the transactions contemplated by this Agreement, it will observe and comply with all securities or Blue Sky laws, regulations, rules and ordinances in any jurisdiction in which the Securities may be offered, sold or delivered applicable to it as Agent hereunder. Each Agent agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not publicly to issue any circular relating to the Securities other than the Prospectus, except in any such case with the express consent of the Company.

               6.   Covenants of the Company.  The Company covenants with each
                    ------------------------
     Agent that:

               (a) As soon as reasonably possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424, setting forth, among other things, the necessary information with respect to the terms of offering of the Securities. The Company will promptly deliver to the Agents and to counsel for the Agents one fully executed copy or one conformed copy, certified by an officer of the Company, of registration statement No. 33-_______, [and one fully executed copy or one conformed copy certified by an officer of the Company, of registration statement No. 33-________, each] as originally filed and of all amendments thereto, heretofore or hereafter made, which relate to the Securities, including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Agents), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Agents for distribution as many conformed copies of the foregoing (excluding the exhibits, but including all documents incorporated therein) as the Agents may reasonably request. The Company will also send to the Agents, as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Prospectus as the Agents may reasonably request for the purposes required by the Securities Act.

               (b) If, during the term of this Agreement, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Agents promptly to suspend solicitation of purchases of the Securities and each Agent shall suspend its solicitations of purchases of Securities; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Upon the Agents' receipt of such amendment or supplement and advice from the Company that solicitations may be resumed, the Agents will resume solicitations of purchases of the Securities.

               (c) The Company will make generally available to its security holders, as soon as reasonably practicable following each calendar quarter, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months ending at the close of such calendar quarter. The obligation of the Company to make said earnings statement generally available shall begin with the quarter ending _______________, 199_ and shall end with the quarter which ends twelve consecutive months after the end of the calendar quarter in which the last sale of Securities effected pursuant hereto occurs.

               (d) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder and to satisfy all conditions precedent to the delivery by it of the Securities.

               (e) The Company will promptly advise the Agents of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt removal thereof.

               (f) The Company will file all reports, and amendments thereto, required to be filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act subsequent to the original effective date of the Registration Statement and for so long as this Agreement shall remain in effect and to deliver to the Agents without charge promptly after the filing thereof as many copies of each such report and amendment (excluding exhibits) as the Agents may reasonably request.

               (g) The Company will deliver to the Agents, so long as this Agreement shall remain in effect, as promptly as possible copies of any published reports of the Company to its security holders, including any annual report and quarterly reports of the Company, and any other financial reports made generally available to its security holders.

               (h) The Company will use its best efforts to qualify the Securities for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Agents may designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, to file any general consents to service of process under the laws of any jurisdiction or to meet other requirements deemed by the Company to be unduly burdensome.

               (i) Promptly after the execution of this Agreement, the Company will reimburse the Agents for the reasonable fees and disbursements of Winthrop, Stimson, Putnam & Roberts, who are acting as counsel on behalf of the Agents, and other out-of-pocket expenses of the Agents related to the Agents' services in connection with the implementation of the program for the offer and sale of Securities as contemplated hereby not exceeding in the aggregate $25,000 (exclusive of fees and expenses referred to in Section 7).

               (j) Unless otherwise agreed to between the Company and an Agent pursuant to a Purchase Agreement, between the date of any Purchase Agreement and the Settlement Date specified therein, the Company will not, without the prior written consent of the Agent party to such Purchase Agreement, offer or sell or enter into any agreement to sell, Securities with an interest rate or rates and maturity date substantially similar to the interest rate or rates and maturity date listed in Schedule 1 attached to said Purchase Agreement.

               7.   Payment of Expenses.  The Company will pay all expenses
                    -------------------
     incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, (ii) the delivery of the Securities, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the expenses in connection with the qualification of the Securities under securities laws in accordance with the provisions of Section 6(h), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legality Memorandum, such fees and disbursements not to exceed $5,000, (v) the printing and delivery to the Agents of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of the Blue Sky Survey, (vii) the payment or reimbursement of the Agents for the reasonable fees and expenses of the Agents' counsel for their continuing advice and services after the date hereof in connection with the matters set forth in Section 9 herein, provided that a reasonably detailed statement for such fees and disbursements is presented to the Company no less frequently than quarterly, and (viii) the preparation, execution, filing and recording by the Company of the Supplemental Indenture relating to the Securities (such filing and recordation to be promptly made, after execution and delivery of the Supplemental Indenture relating to the Securities to the Trustees, in the counties in which the mortgaged property of the Company is located); and the Company will pay all taxes, if any (but not including any transfer taxes), on the issue of the Securities and the filing and recordation of the Supplemental Indenture relating to the Securities.

               8.   Conditions of Agents' Obligations.  The obligations of the
                    ---------------------------------
     Agents to act and continue to act as Agents hereunder and the obligations of the Agents to purchase Securities as principal pursuant to any Purchase Agreement, shall be subject to the accuracy of the representations and warranties on the part of the Company at the date of this Agreement, at the date the Company accepts an offer solicited by an Agent to purchase Securities (a "Trade Date"), at the date of any Purchase Agreement, and any Settlement Date (except, in each case, for immaterial details), to the performance by the Company of its obligations to be performed hereunder (except for immaterial details), and to the following further conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before, or threatened by, the Commission, and the Agents shall have received a certificate dated the date of this Agreement and signed by the Chairman, President or a Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

               (b) There shall have been issued and there shall be in full force and effect orders of the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Securities, none of which shall contain any provision unacceptable to the Agents by reason of its being materially adverse (it being understood that no such order in effect on the date of this Agreement and heretofore furnished to the Agents or to Winthrop, Stimson, Putnam & Roberts contains any such unacceptable provision).

               (c) On or before the first Trade Date to occur, the Agents shall have received favorable opinions from: (1) Reid & Priest LLP, of counsel to the Company, which opinion shall be satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts, counsel for the Agents, and (2) Winthrop, Stimson, Putnam & Roberts, in each of which opinions said counsel may rely as to all matters of North Carolina and South Carolina law upon the opinions of Richard E. Jones, Esq., Senior Vice President, General Counsel and Secretary for the Company, and Paulling & James, respectively, to the effect that:

                (i) The Mortgage has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding mortgage of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles;

               (ii)  The Mortgage has been duly qualified under the 1939 Act;

              (iii) The Securities, when issued and paid for as contemplated in this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles, will be entitled to the benefit of the security afforded by the Mortgage, and will be secured equally and ratably with all other bonds outstanding under the Mortgage except insofar as any sinking or other fund may afford additional security for the bonds of any particular series;

               (iv) The statements made in the Prospectus under the captions "Description of the New Bonds" and "Certain Terms of the Offered Bonds," insofar as they purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

                (v) This Agreement has been duly and validly authorized, executed and delivered by the Company;

               (vi) The Registration Statement, at the time and date it was declared effective by the Commission, and the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 (except as to the financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), complied as to form in all material respects with the requirements of the Securities Act and the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement and Prospectus pursuant to Item 12 of Form S-3 (except as to financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become, and at the Closing Date is, effective under the Securities Act and, to the best of the knowledge of said counsel, no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act;

              (vii) Nothing has come to the attention of said counsel that would lead them to believe that the Registration Statement, at the time and date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as the financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinion need not pass); and

             (viii) Orders have been entered by the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Securities, and to the best of the knowledge of said counsel, said orders are still in force and effect; and no further approval, authorization or other order of any public board or body (other than in connection or in compliance with the provisions of the Blue Sky laws of any jurisdictions) is legally required for the issuance and sale of the Securities.

               (d) On or before the first Trade Date to occur, the Agents shall have received from Richard E. Jones, Esq., Senior Vice President, General Counsel and Secretary for the Company, a favorable opinion in form and substance satisfactory to Winthrop, Stimson, Putnam & Roberts, to the same effect with respect to the matters enumerated in subdivisions (i) through
     (v) and subdivisions (vii) and (viii) of subsection (c) of this Section 8 as the opinions required by said subsection (c), and to the further effect that:

                (i) The Company is a validly organized and existing corporation and is in good standing under the laws of the State of North Carolina and is qualified to do business and is doing business in that State and in the State of South Carolina;

               (ii) The Company is duly authorized by its Charter to conduct the business which it is now conducting as set forth in the Prospectus;

              (iii) The Company has valid franchises, licenses and permits free from burdensome restrictions and adequate for the conduct of its business;

               (iv) The information contained in the Prospectus, which is stated therein to have been made in reliance upon the opinion of said counsel, has been reviewed by him and is correct;

                (v) The Company has good and marketable title, with minor exceptions, restrictions and reservations in conveyances, and defects, which are of the nature ordinarily found in properties of similar character and magnitude, and which, in his opinion, cannot in any substantial way impair the security afforded by the Mortgage, to all the properties described in the granting clauses of the Mortgage and upon which the Mortgage purports to create a lien, except certain rights-of-way over private property on which are located transmission and distribution lines formerly owned by the Tidewater Power Company (merged into the Company on February 29, 1952), title to which can be perfected by condemnation proceedings. The description in the Mortgage of the above-mentioned properties (including those formerly owned by Tidewater Power Company) is legally sufficient to constitute the Mortgage a lien thereon. Said properties constitute substantially all the permanent physical properties and franchises of the Company and are held by the Company free and clear of all liens and encumbrances except the lien of the Mortgage and Excepted Encumbrances, as defined in the Mortgage. The Company has followed the practice generally of purchasing rights-of-way and easements and certain small parcels of fee property appurtenant thereto and for use in conjunction therewith, and certain other properties of small or inconsequential value, without an examination of title and, as to the title to lands affected by rights-of-way and easements, of not examining the title of the lessor or grantor whenever the lands affected by such rights-of-way and easements are not of such substantial value as in the opinion of the Company to justify the expense attendant upon examination of titles in connection therewith. In his opinion such practice of the Company is consistent with good practice and with the method followed by other companies engaged in the same business and is reasonably adequate to assure the Company of good and marketable title to all such property acquired by it. It is his opinion that any such conditions or defects as may be covered by the above recited exceptions are not, except as to certain rights-of-way on which are located transmission lines acquired from Tidewater Power Company, substantial and would not interfere with the Company's business operations. The Company has the right of eminent domain in the States of North Carolina and South Carolina under which it may, if necessary, perfect or obtain title to privately owned land or acquire easements or rights-of-way required for use or used by the Company in its public utility operations;

               (vi) The Company's Mortgage and Deed of Trust dated as of May 1, 1940 and the First through the ________________________ Supplemental Indentures thereto have been filed for record both as a real estate mortgage and as a chattel mortgage or security interest in all counties in the States of North Carolina and South Carolina in which any of the property described in the Mortgage as subject thereunder to the lien thereof is located; and the Supplemental Indenture relating to the Securities is in proper form for filing for record both as a real estate mortgage and as a security interest in all counties in the States of North Carolina and South Carolina in which any of the property described therein or in the Mortgage as subject to the lien of the Mortgage is located;

              (vii) The Mortgage constitutes a valid first mortgage lien of record upon all the franchises and properties now owned by the Company (other than those expressly excepted therefrom) situated in the States of North Carolina and South Carolina, as described or referred to in the granting clauses of the Mortgage, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights; and

             (viii) The issuance and sale of the Securities have been duly authorized by all necessary corporate action on the part of the Company.

               In said opinion such counsel may rely as to all matters of South Carolina law on the opinion of Paulling & James.

               (e) On or before the first Trade Date to occur, the Agents shall have received from Paulling & James, Darlington, South Carolina, a favorable opinion in form and substance satisfactory to Winthrop, Stimson, Putnam & Roberts, to the effect that:

                (i) The Company is duly qualified to engage in the business in which it is engaged in the State of South Carolina;

               (ii) The Company has good and sufficient title to all the properties in South Carolina now owned by it and described in and as subject to the lien of the Mortgage (except possibly certain transmission line rights-of-way, titles to which may be subject to defects and irregularities which can be cured, if necessary, under the eminent domain laws of South Carolina), subject only to Excepted Encumbrances, as defined in the Mortgage, and to minor defects and irregularities customarily found in properties of like size and character and which, in their opinion, do not materially impair the use of the property affected thereby in the operation of the business of the Company; the description of said properties set forth in the Mortgage is adequate to constitute the Mortgage a lien thereon; the Mortgage constitutes a valid, direct first mortgage lien upon said properties, which include substantially all the permanent physical properties and franchises of the Company in South Carolina (other than those expressly excepted), subject only to the exceptions enumerated above;

              (iii) The Company holds valid and subsisting franchises, licenses and permits in South Carolina authorizing it to carry on the utility business in which it is engaged in South Carolina; and

               (iv) They have reviewed the opinion letter of even date therewith addressed to you by Richard E. Jones, Esq., Senior Vice President, General Counsel and Secretary for the Company, and they concur in the opinions which he has expressed therein insofar as they relate to the laws of the State of South Carolina.

               (f) At the date of this Agreement, subject to Deloitte & Touche LLP receiving a representation letter from the Agents' attorneys, in accordance with Statement on Auditing Standards ("SAS") No. 72 Letters for
                                                                    -----------
     Underwriters and Certain Other Requesting Parties, the Agents shall have
     -------------------------------------------------
      received from Deloitte & Touche LLP, a letter, confirming that they are independent certified public accountants within the meaning of the Securities Act and the Exchange Act and of the applicable published rules and regulations thereunder, and stating in effect that: (i) in their opinion, the audited financial statements included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and of the published rules and regulations thereunder; (ii) based on the performance of the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in SAS No. 71, Interim Financial
                                                               -----------------
     Information, on the unaudited financial statements incorporated by
     -----------
     reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and reading the minutes of meetings of the Board of Directors, of the Executive Committee of the Board of Directors and of the shareholders, nothing came to their attention that caused them to believe that: (A) the unaudited financial statements incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the published rules and regulations thereunder or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the most recent audited financial statements incorporated by reference in the Prospectus; or (B) at the date of the latest available interim balance sheet read by them and at a subsequent date not more than five days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company, or at the date of the latest available interim balance sheet read by them, there was any decrease in net assets as compared with the amount shown on the most recent balance sheet incorporated by reference in the Registration Statement except for changes or decreases that the Prospectus discloses have occurred or may occur, for declarations of dividends, for common stock sales under the Automatic Dividend Reinvestment and Customer Stock Purchase Plan and the Stock Purchase Savings Plan or for changes or decreases that are described in such letter; and (iii) covering such other matters as the Agents shall reasonably request in a timely manner.

               (g) At the date of this Agreement the Agents shall receive a certificate of the Chairman/President or a Vice President or the Treasurer of the Company, dated as of such date, to the effect that the representations and warranties of the Company in the Agreement are true and correct as of such date.

               (h) All legal proceedings taken in connection with the issuance and sale of the Securities shall have been satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts.

               In case any of the conditions specified above in this Section 8 shall not have been fulfilled, the Agents shall have no obligation to proceed with any offer for sale, or any solicitation of purchases, or any purchase by the Agents as principals pursuant to any Purchase Agreement or otherwise, of the Securities.

               9.   Further Representations and Warranties by the Company.  The
                    -----------------------------------------------------
     Company represents and warrants, and agrees with the Agents, that:

               (a) Each acceptance by the Company of an offer to purchase Securities solicited by an Agent and each purchase of Securities by the Agents as principals pursuant to Section 12 hereof shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct at the Trade Date or at the date of such Purchase Agreement, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery of and payment for Securities sold pursuant to such acceptance or Purchase Agreement as provided in Section 4 or Section 12 hereof, in each case as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to each such time); each filing by the Company with the Commission of a current report on Form 8-K shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct at the date of such filing as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented as of the date of such filing);

               (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented, or a document shall be filed under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus (except (i) supplements or amendments relating solely to the sale of the Securities, the Company's First Mortgage Bonds or the Company's Debt Securities (as defined in the Prospectus), (ii) supplements or amendments relating solely to a change in the interest rates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes and (iii) filings by the Company with the Commission of current reports on Form 8-K (unless otherwise requested in writing by the Agents)), or the Company shall sell Securities to the Agents pursuant to a Purchase Agreement (if required by the Agents with respect to a particular Purchase Agreement), the Company shall furnish or cause to be furnished forthwith to the Agents a certificate in form and substance satisfactory to the Agents in their reasonable judgment to the effect that the statements contained in the certificate referred to in Section 8(g) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement or filing as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such a certificate, a certificate, in form and substance satisfactory to the Agents in their reasonable judgment, of the same general tenor as the certificate referred to in said Section 8(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

               (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented, or a document shall be filed under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus (except (i) supplements or amendments relating solely to the sale of the Securities, the Company's First Mortgage Bonds or the Company's Debt Securities (as defined in the Prospectus), (ii) supplements or amendments relating solely to a change in the interest rates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes, and (iii) filings by the Company with the Commission of current reports on Form 8-K (unless otherwise requested in writing by the Agents)), or the Company shall sell Securities to the Agents pursuant to a Purchase Agreement (if required by the Agents with respect to a particular Purchase Agreement), the Company shall furnish or cause to be furnished forthwith to the Agents written opinions of Richard E. Jones, Esq., Senior Vice President, General Counsel, and Secretary for the Company, and Reid & Priest LLP, of counsel to the Company, dated the date of delivery thereof and in form and substance satisfactory to counsel for the Agents, of the same tenor as the opinion required by (iii), (iv) and (vi) through (viii) of Section 8(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinions or, in lieu of such opinions, such counsels may furnish to the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); and

               (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from the Company's financial statements, or any document containing financial information so included or derived shall be filed under the Exchange Act and incorporated by reference in the Prospectus (except, in each case, filings by the Company with the Commission of current reports on Form 8-K (other than any such Form 8-K containing fourth quarter unaudited financial statements or unless otherwise requested in writing by the Agents)) or the Company shall sell Securities to the Agents pursuant to a Purchase Agreement (if required by the Agents with respect to a particular Purchase Agreement), the Company shall cause Deloitte & Touche LLP to furnish to the Agents a letter, dated the date of filing such amendment or supplement or document with the Commission, in form and substance satisfactory to the Agents in their reasonable judgment, of the same general tenor as the letter referred to in
     Section 8(f) hereof but with appropriate modifications to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter and as may be necessary to reflect changes in the financial information included or incorporated by reference in the Registration Statement and the Prospectus as then amended or supplemented since the date of the last previous such letter furnished to the Agents; provided, however, that the letter to be furnished with respect to year-end audited financial statements of the Company need only contain the information required in lead-in language and clause (i) of subsection 8(f) hereof, modified to relate to the date of such year-end audited financial statements.

               (e) Notwithstanding the foregoing, it is agreed that if, at any time and from time to time during the term of this Agreement (except the period from and including a Trade Date and to and including the related Settlement Date), the Company should deliver to the Agents notification of its decision to suspend any sale of Securities hereunder, then during the period of any such suspension or suspensions the Company shall be relieved of its obligation to provide to the Agents the certificate, opinions and letter required pursuant to Sections 9(b), 9(c) and 9(d). However, if the Company shall deliver to the Agents notification of its desire to lift any such suspension (including any suspension pursuant to Section 6(b) hereof), the Agents shall not be obligated, subject to the terms and conditions herein set forth, to resume solicitations of offers to purchase the Securities in accordance with Section 1(c) hereof, until such time as the Company shall deliver to the Agents the most recent certificate, opinions and letter which would have been required except for the suspension.

               10.  Indemnification.  (a)  The Company agrees to indemnify and
                    ---------------
     hold harmless each Agent and each person who controls such Agent within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law and to reimburse each such Agent and controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 10 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of any Agent for use in the Registration Statement or Prospectus, or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement which shall constitute the Statements of Eligibility under the 1939 Act (Forms T-1 and T-2) of the Trustees under the Mortgage and the trustee under the Indenture, and provided, further, that the indemnity agreement contained in this Section 10 shall not inure to the benefit of any Agent (or of any person controlling such Agent) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Securities to any person if a copy of the Prospectus (excluding documents incorporated by reference therein) shall not have been given or sent to such person by or on behalf of such Agent (i) with or prior to the written confirmation of the sale involved and (ii) with or prior to the delivery of such Securities to such person, a copy of any amendment or supplement to the Prospectus which shall have been furnished subsequent to such written confirmation and prior to the delivery of such Securities to such person. The indemnity agreement of the Company contained in this
     Section 10 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Agent or any such controlling person and shall survive the delivery of the Securities. The Agents agree to notify promptly the Company, and each other Agent, of the commencement of any litigation or proceedings against them or any of them, or any such controlling person, in connection with the sale of the Securities.

               (b) Each Agent agrees to indemnify and hold harmless the Company, its officers and directors[, each other Agent,] and each person who controls any thereof within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Agent for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof. The indemnity agreement of all the respective Agents contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any of its officers or directors or any other Agent, or any such controlling person, and shall survive the delivery of the Securities. The Company agrees promptly to notify the Agents of the commencement of any litigation or proceedings against the Company or any of its officers or directors, or any such controlling person, in connection with the sale of the Securities.

               (c) If the indemnification provided for in paragraphs (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each indemnification provided for in such paragraphs (a) or (b) shall be unenforceable, in such proportion as shall be appropriate to reflect the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities, and expenses, as well as any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Agents agree that it would not be just and equitable if contributions pursuant to this subsection 10(c) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

               (d) The Company and each of the Agents agrees that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. The Company and each Agent agree that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

               11.  Termination.  (a)  This Agreement may be terminated at any
                    -----------
     time by any party hereto upon the giving of written notice of such termination to the other parties hereto effective at the close of business on the date such notice is received. Any termination of this Agreement with respect to one Agent shall not terminate the Agreement with respect to the other Agents unless the Company specifically terminates the Agreement with all Agents. In the event of any termination, no party shall have any liability to any other party hereto, except as provided in Section l(e),
     Section 5(b), Sections 6(b) and (h), Section 7 and Section 10 hereof and except that, if at the time of any such termination the Agents shall have previously confirmed sales of Securities, for which delivery and payment has not yet been made, the Company shall remain obligated in respect of such sales as provided in Section 4 hereof and shall continue to have the obligations provided in Section 9 hereof until delivery of and payment for all Securities so sold have been completed.

               (b) The Agents may terminate a Purchase Agreement at any time prior to the Settlement Date specified therein by mailing or delivering written note thereof to the Company, if prior to such time (i) there shall have occurred any general suspension of trading in securities on the New York or Pacific Stock Exchange, or there shall have been established by the New York or Pacific Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or
     (ii) there shall be occurred any new outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of such Purchase Agreement, or other national or international calamity or crises, the effect of which on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Agents, for the Agents to enforce contracts for the sale of the Securities, or (iii) the Company shall have sustained a substantial loss by fire, flood, accident or calamity which renders it impracticable, in the reasonable judgment of the Agents, to consummate the sale of the Securities and the delivery of the Securities by the Agents at the initial public offering price, or (iv) if the rating assigned by Moody's Investors Service, Inc., Standard & Poor's Corporation or Duff & Phelps to the outstanding Securities as of the date of such Purchase Agreement shall have been lowered since that date or if any of such rating agencies shall have publicly announced since that date that it has placed such Securities on what is commonly termed a "watch list" for possible downgrading. A Purchase Agreement may also be terminated at any time prior to the Settlement Date specified therein if in the reasonable judgment of the Agents party to such Purchase Agreement the subject matter of any amendment or supplement to the Registration Statement or Prospectus (other than an amendment or supplement relating solely to the activity of any Agent or Agents) filed after the execution of such Purchase Agreement shall have materially impaired the marketability of the Securities. Any termination of a Purchase Agreement shall be without liability of any party to any other party except as otherwise provided in Sections 6(b) and (i), in
     Section 7 and in Section 10 hereto.

               12.  Purchases as Principal.  From time to time any Agent may
                    ----------------------
     agree with the Company to purchase Securities from the Company as principal, at negotiated discounts, in which case such purchase shall be made in accordance with the terms of a separate agreement, which may be (i) an oral agreement, to be entered into between such Agent and the Company confirmed in writing by such Agent to the Company, or (ii) a written agreement, to be entered into between such Agent and the Company, in substantially the form attached hereto as Exhibit C (both oral and written purchase agreements, a "Purchase Agreement"). A Purchase Agreement may incorporate by reference specified provisions of this Agreement.

               13.  Miscellaneous.  The validity and interpretation of this
                    -------------
     Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of, and be binding upon, the Company, the Agents, and with respect to the provisions of Section 10, the officers and directors and each controlling person referred to in Section 10, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the Agents.

               14.  Notices.  Except as otherwise specifically provided herein
                    -------
     or in the Prospectus, all communications hereunder shall be in writing or by TELEX, facsimile, telephone or telegram, if subsequently confirmed in writing and, if to the Agents, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Agents at the address set forth in Schedule I hereto and if to the Company, shall be mailed or delivered to it at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, attention of Treasurer.

               15.  Counterparts.  This Agreement may be simultaneously executed
                    ------------
     in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the Agents in accordance with its terms.

                                   Very truly yours,

                                   CAROLINA POWER & LIGHT COMPANY



                                   By: _______________________________________


     Accepted as of the date first
      above written.


     By: __________________________



     By: __________________________

                  SCHEDULE I TO SALES AGENCY/DISTRIBUTION AGREEMENT



     [Names and Addresses of Agents]

     Attn:     __________________

               Telephone:     (___) ____________
               Fax No.:       (___) ____________



     Attn:     __________________

               Telephone:     (___) ____________
               Fax No.:       (___) ____________

                                                                       EXHIBIT A





                            CAROLINA POWER & LIGHT COMPANY
                         Secured Medium-Term Notes, Series _
                              Administrative Procedures


               Secured Medium-Term Notes, Series _, due from nine months to thirty years from date of issue (the "Securities") are to be offered on a continuing basis by Carolina Power & Light Company (the "Company"). The aggregate principal amount of Securities to be issued may not exceed $___________. __________________ as agents (each an "Agent" and collectively, the "Agents"), have agreed to use their reasonable best efforts to solicit offers to purchase the Securities. The Securities are being sold pursuant to a Sales Agency/Distribution Agreement between the Company and each of the Agents dated ___________, 199_ (the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Securities will be issued under the Company's Mortgage and Deed of Trust, dated as of May 1, 1940, to The Bank of New York (formerly Irving Trust Company) (hereinafter sometimes called the "Mortgage Trustee") and Frederick G. Herbst (W. T. Cunningham, Successor), as Trustees (the "Trustees"), as heretofore supplemented and as it is to be further supplemented by a ___________ Supplemental Indenture to be dated as of ___________, 199_ (the "Mortgage"). The Securities will either bear interest at a fixed rate (the "Fixed Rate Securities") or at a floating rate (the "Floating Rate Securities"). The Bank of New York, Corporate Trust Department, will act as the paying agent (the "Paying Agent") for the payment of principal of and premium, if any, and interest on the Securities and will perform, as the Paying Agent, unless otherwise specified, the other duties specified herein. Terms defined in the Distribution Agreement shall have the same meaning when used in this exhibit.

               Each tranche of the Securities will be represented entirely by either a Global Security (as defined below) delivered to The Bank of New York, as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC (a "Book-Entry Security") or a certificate(s) issued as a registered bond(s) delivered to the holder(s) thereof or a person(s) designated by such holder(s) (a "Certificated Security"). An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security except under the limited circumstances described in the Prospectus. An owner of a Certificated Security will not be entitled to become in lieu thereof the owner of a Book-Entry Security.

               Administrative procedures and specific terms of the offering are explained below. Book-Entry Securities will be issued in accordance with the administrative procedures set forth in Part I hereof and Certificated Securities will be issued in accordance with the administrative procedures set forth in Part II hereof. Administrative procedures applicable to both Book-Entry Securities and Certificated Securities are set forth in Part III hereof. Administrative responsibilities and record-keeping functions will be performed by the Company's Treasurer or any Assistant Treasurer.

     PART I:   ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY SECURITIES

               In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by DTC, The Bank of New York will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations dated ___________, 199_, from the Company and The Bank of New York to DTC and a Secured Medium-Term Note Certificate Agreement between The Bank of New York and DTC, dated _________, 199_, as amended to the date hereof and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

     Issuance
     --------

               On the date of Settlement (as defined under "Settlement" below) for each tranche of Fixed Rate Book-Entry Securities, the Company will issue one or more global securities in fully registered form without coupons (a "Global Security") representing each such tranche that has the same Issue Price, Issue Date, Maturity Date, Interest Rate, Interest Payment Dates and terms of redemption, if any (in each case, and for all purposes of these administrative procedures, as defined in the Prospectus (as defined in Section 3(a) of the Distribution Agreement)) (collectively the "Fixed Rate Terms"). On the date of Settlement for each tranche of Floating Rate Book-Entry Securities, the Company will issue one or more Global Securities representing each such tranche that has the same Issue Price, Issue Date, Maturity Date, base rate upon which interest may be determined (a "Base Rate"), which may be the Commercial Paper Rate, LIBOR, the Treasury Rate, or any other rate set forth by the Company, minimum interest rate, if any, Index Maturity, Spread or Spread Multiplier, if any, maximum interest rate, if any, Interest Payment Dates and terms of redemption, if any (collectively, the "Floating Rate Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Mortgage Trustee. No Global Security will represent any securities in certificated form.

     Maturities
     ----------

               Each Book-Entry Security will mature on a date mutually agreed upon by the purchaser and the Company, such date being at least nine months but not more than thirty years from the date of issuance.

     Denominations
     -------------

               The Book-Entry Securities will be initially issued in denominations of $[1,000] and any larger denomination which is an integral multiple of $1,000. Global Securities with respect to each tranche will be denominated in principal amounts not in excess of $150,000,000. If a tranche of Book-Entry Securities having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $150,000,000 principal amount of such Book-Entry Security or Securities and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Security or Securities. In such a case, each of the Global Securities representing such Book-Entry Security or Securities shall be assigned the same CUSIP number.

     Identification Numbers
     ----------------------

               The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers (including tranche numbers), which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry Securities. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to The Bank of New York and to DTC such written list. The Bank of New York will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that The Bank of New York has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned to Global Securities, the Company, if it deems necessary, will reserve additional CUSIP numbers for assignment to Global Securities representing the Book-Entry Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to The Bank of New York and DTC.

     Registration
     ------------

               Each Global Security will be registered in the name of __________, as nominee for DTC, on the bond register maintained under the Mortgage. The beneficial owner of a Book-Entry Security (or one or more indirect participants in DTC designated by such beneficial owner) will designate one or more participants in DTC (with respect to such Security, the "Participants") to act as agent or agents for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Security in the account of such Participants. The ownership interest of such beneficial owner in such Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

     Transfers
     ---------

               Transfers of a Book-Entry Security will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferees and transferors of such Security.

     Consolidations
     --------------

               The Bank of New York may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent Book-Entry Securities having the same Fixed Rate Terms or Floating Rate Terms, as the case may be, and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Securities, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including The Bank of New
     York) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, The Bank of New York will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Mortgage Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" above).

     Interest
     --------

               Unless otherwise specified on the Book-Entry Security, interest on each Book-Entry Security will accrue from and including the original Issue Date of, or the last date to which interest has been paid on, the Global Security representing such Security. Each payment of interest on a Book-Entry Security will include interest accrued through the day preceding, as the case may be, the Interest Payment Date (provided, however, that in the case of the Floating Rate Securities which reset daily or weekly, interest payments will include interest accrued to and including the Record Date (as defined below) immediately preceding the Interest Payment Date), date of redemption or Maturity Date. Interest payable on the Maturity Date or date of redemption of a Book-Entry Security will be payable to the person to whom the principal of such Book-Entry Security is payable. DTC will arrange for each pending deposit message described under Settlement Procedure "C" below to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Security in the appropriate bond report published by Standard & Poor's Corporation.

               Unless otherwise indicated in the Pricing Supplement, the Record Date for a Fixed Rate Book-Entry Security for the interest payable _________ 1 shall be __________ 15 and the Record Date for the interest payable __________ 1 shall be __________ 15. Unless otherwise indicated in the Pricing Supplement, the Record Date with respect to any Interest Payment Date for a Floating Rate Book-Entry Security shall be the date 15 calendar days preceding such Interest Payment Date.

     Interest Payments
     -----------------

               Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the original Issue Date; provided, however, that the first payment of interest on any Global Security originally issued between a Record Date and an Interest Payment Date will occur on the second Interest Payment Date following the Issue Date.

               If an Interest Payment Date with respect to any Floating Rate Book-Entry Security would otherwise fall on a day that is not a Business Day with respect to such Security, such interest payment will be made on the following day that is a Business Day with respect to such Floating Rate Book-Entry Security (and no interest shall accrue on such payment for the period from and after such Interest Payment Date); provided, however, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such interest payment will be made on the immediately preceding Business Day.

               On the first Business Day of January, April, July and October of each year, the Paying Agent will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Securities during the six-month period beginning on such first Business Day. Promptly after each date on which interest is determined for Floating Rate Securities, the Paying Agent will notify Standard & Poor's Corporation of the interest rates determined on such date.

               Interest on Fixed Rate Book-Entry Securities will be payable semiannually on _________ 1 and ________ 1 or as indicated in the Pricing Supplement relating thereto and on the Maturity Date or date of redemption. Interest will be payable, in the case of the Floating Rate Book-Entry Securities which reset (a) daily, weekly or monthly on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified pursuant to Settlement Procedure "A" below; (b) quarterly, on the third Wednesday of March, June, September and December of each year; (c) semiannually, on the third Wednesday of each of the two months of each year specified pursuant to Settlement Procedure "A" below; and (d) annually, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below and, in each case, on the Maturity Date or date of redemption.

               Within 10 days following each Record Date, the Paying Agent will furnish the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate bond reports published by Standard & Poor's Corporation. The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than on the Maturity
     Date), such that the Paying Agent can pay such amount to DTC at the times and in the manner set forth under "Manner of Payment" below. The Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Security, will assume responsibility for withholding taxes on interest paid as required by law.

     Maturity
     --------

               On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Global Security maturing on the Maturity Date in the next succeeding month. The Company and DTC will confirm with the Paying Agent the amounts of such principal, interest and premium, if any, payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date of such Global Security. The Company will pay to the Paying Agent the principal amount of such Global Security, together with interest and premium, if any, due on such Maturity Date such that the Paying Agent can pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity Date of such Global Security, the Paying Agent will cancel such Global Security in accordance with the terms of the Mortgage. On or about the first Business Day of each month, the Paying Agent will deliver to the Company a written statement indicating the total principal amount of outstanding Global Securities as of the immediately preceding Business Day.

     Manner of Payment
     -----------------

               The total amount of any principal, interest and premium, if any, due on Global Securities on any Interest Payment Date or on the Maturity Date or the date of redemption shall be paid by the Company to the Paying Agent in immediately available funds for use by the Paying Agent on such date. The Company will make such payment on such Global Securities by wire transfer to the Paying Agent. The Company will confirm such instructions in writing to the Paying Agent. Prior to 10 AM (New York City time) on each Maturity Date or date of redemption or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in funds available for immediate use by DTC, each payment of principal (together with, premium, if any, and interest thereon) due on Global Securities on any Maturity Date or date of redemption. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between The Bank of New York and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Securities represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of, interest on and premium, if any, on the Book-Entry Securities.

     Settlement
     ----------

               The receipt of immediately available funds by the Company in payment for a Book-Entry Security (less the applicable commission) and the authentication and issuance of the Global Security representing such Security shall, with respect to such Security, constitute "Settlement". All offers accepted by the Company will be settled within five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later day that shall be no earlier than the next Business Day.

     Settlement Procedures
     ---------------------

               In the event of a purchase of Securities by an Agent, as principal, appropriate settlement details will be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Agency Agreement.

               Settlement procedures with regard to each Book-Entry Security sold through each Agent shall be as follows:

          A. Such Agent will advise the Company by telephone (confirmed in writing, which may include telex or facsimile) or by telex or facsimile, of the following sale information "Sale Information":

               1.   Principal amount of the Security.

               2.   Issue price of the Security.

               3. Issue date of the Security (and, if different, date from which interest accrues).

               4.   Settlement date.

               5.   Maturity date.

               6.   Interest rate.

                    a)   Fixed Rate Securities:

                         i)   interest rate

                    b)   Floating Rate Securities:

                         i)   base rate
                        ii)   initial interest rate
                       iii)   spread or spread multiplier, if any
                        iv)   interest reset dates
                         v)   interest reset period
                        vi)   interest payment dates
                       vii)   interest payment period
                      viii)   interest determination dates
                        ix)   index maturity
                         x)   maximum and minimum interest rates, if any
                        xi)   calculation date

               7. Redemption dates, if any, including any initial redemption date, par date and limitation date.

               8. Redemption premium, if any, including any initial percentage and reduction percentage.

               9. Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement) and Agent's certification that the purchasers of the Security have been solicited solely by such Agent.

               10.  Net proceeds to the Company.

          B. The Bank of New York will assign a CUSIP number to the Global Security representing such Book-Entry Security and the Company will advise The Bank of New York by telephone or by telex or facsimile of the information set forth in Settlement Procedure "A" above to be confirmed in a written request for the authentication and delivery of such Global Security, such CUSIP number and the name of such Agent. The Bank of New York will also notify the Agent of such CUSIP number by telephone as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to The Bank of New York and each Agent that (i) such Book-Entry Security is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) the Global Security representing such Book-Entry Security will conform with the terms of the Mortgage pursuant to which such Book-Entry Security and Global Security are issued and (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Securities initially offered and issued under the Mortgage will not exceed $_____________ (except for Global Securities or Securities represented by and authenticated and delivered in exchange for or in lieu of Securities in accordance with the Mortgage).

          C. The Bank of New York will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, and such information will be routed to Standard & Poor's Corporation through DTC:

               1.   The information set forth in Settlement Procedure "A".

               2. Identification as a Fixed Rate Book-Entry Security or a Floating Rate Book-Entry Security.

               3. Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the related Record Date (or, in the case of Floating Rate Securities which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

               4. CUSIP number of the Global Security representing such Book Entry Security.

               5. Whether such Global Security will represent any other Book Entry Security (to the extent known at such time).

               6.   Interest Payment Period.

          D. The Mortgage Trustee will complete and authenticate the Global Security representing such Security.

          E. DTC will credit such Security to The Bank of New York's participant account at DTC.

          F. The Bank of New York will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Security to The Bank of New York's participant account and credit such Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit The Bank of New York's settlement account for an amount equal to the price of such Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by The Bank of New York to DTC that (a) the Global Security representing such Security has been issued and authenticated and (b) The Bank of New York is holding such Global Security pursuant to the Secured Medium-Term Note Certificate Agreement between The Bank of New York and DTC.

          G. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Security to such Agent's participant account and credit such Security to the participant accounts of the Participants with respect to such Security and
     (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Security.

          H. The Bank of New York will transfer to the account of the Company maintained at The Bank of New York, New York, New York, in immediately available funds in the amount transferred to The Bank of New York in accordance with Settlement Procedure "F".

          I. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser. Such Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Security with or prior to any written offer of Securities and the confirmation and payment by the purchaser for the Book-Entry Security.

          J. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

          K. The Bank of New York will send a copy of the Global Security by first-class mail to the Company together with a statement setting forth the principal amount of Securities outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Securities of which the Company has advised The Bank of New York but which have not yet been settled.

     Settlement Procedures Timetable
     -------------------------------

               For offers of Book-Entry Securities accepted by the Company, Settlement procedures "A" through "J" set forth above shall be completed to the extent possible at or before the respective times set forth below:

          Settlement
          Procedure           Time (New York)
          ----------          ----

               A (1-10)       11 AM on the sale date
               B              12 Noon on the sale date
               C              2 PM on the sale date
               D              9 AM on the Settlement Date
               E              10 AM on the Settlement Date
               F-G            2 PM on the Settlement Date
               H-I            4:45 PM on the Settlement Date
               J              3:30 PM on the Settlement Date

               If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11 AM, 12 Noon and 2 PM, as the case may be, on the first Business Day after the sale date. In connection with a sale which is to be settled more than one Business Day after the sale date, if the initial interest rate for a Floating Rate Book-Entry Security is not known at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rates have been determined, but no later than 12 Noon and 2 PM, as the case may be, on the second Business Day before the Settlement Date. Settlement Procedures "H" and "J" are subject to extension in accordance with any extension of Fedwire closing deadlines and in other events specified in the SDFS operating procedures in effect on the Settlement Date.

               If Settlement of a Book-Entry Security is rescheduled or canceled, the Company will instruct The Bank of New York to deliver to DTC a cancellation message to such effect by no later than 12 Noon on the Business Day immediately preceding the scheduled Settlement Date and The Bank of New York will enter such order by 2 PM through DTC's Participation Terminal System.

     Failure to Settle
     -----------------

               If The Bank of New York or the Agent fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F" or "G", The Bank of New York may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Security to The Bank of New York's participant account, provided that The Bank of New York's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, The Bank of New York will mark such Global Security "canceled", make appropriate entries in The Bank of New York's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, The Bank of New York will exchange such Global Security for another Global Security, which shall represent the Book-Entry Securities previously represented by the surrendered Global Security with respect to which a withdrawal message has not been processed and shall bear the CUSIP number of the surrendered Global Security.

               If the purchase price for any Book-Entry Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Security may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "F", respectively. Thereafter, The Bank of New York will deliver the withdrawal message and take the related actions described in the preceding paragraph.

               Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Mortgage Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records.

     PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

               The Bank of New York will act as registrar in connection with the Certificated Securities.

     Maturities
     ----------

               Each Certificated Security will mature on a date mutually agreed upon by the purchaser and the Company, such date being at least nine months but not more than thirty years from the date of issuance.

     Denominations
     -------------

               The Certificated Securities will be initially issued in denominations of $100,000 and any larger denomination which is an integral multiple of $1,000.

     Registration
     ------------

               Certificated Securities will be issued only in fully registered form.

     Interest
     --------

               Unless otherwise specified on the Certificated Security, interest on each Certificated Security will accrue from and including the original Issue Date of, or the last date to which interest has been paid on, such Security. Each payment of interest on a Certificated Security will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Certificated Securities which reset daily or weekly, interest payments will include interest accrued and including the Record Date immediately preceding the Interest Payment Date), date of redemption or Maturity Date. Interest payable on the Maturity Date or date of redemption of a Certificated Security will be payable to the person to whom the principal of such Certificated Security is payable.

               Unless otherwise indicated in the Pricing Supplement, the Record Date for a Fixed Rate Certificated Security for the interest payable _________ 1 shall be ________ 15 and the Record Date for the interest payable ________ 1 shall be ________ 15. Unless otherwise indicated in the Pricing Supplement, the Record Date with respect to any Interest Payment Date for a Floating Rate Certificated Security shall be the date 15 calendar days preceding such Interest Payment Date.

     Interest Payments
     -----------------

               Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the original Issue Date; provided, however, that the first payment of interest on any Certificated Security originally issued between a Record Date and an Interest Payment Date will occur on the second Interest Payment Date following the Issue Date.

               If an Interest Payment Date with respect to any Floating Rate Certificated Security would otherwise fall on a day that is not a Business Day with respect to such Security, such interest payment will be the following day that is a Business Day with respect to such Security (and no interest shall accrue on such payment for the period from and after such Interest Payment Date); provided, however, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such interest payment will be made on the immediately preceding Business Day.

               Within 10 days following each Record Date, the Paying Agent will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date. On or about the first Business Day of each month, the Paying Agent will provide to the Company a list of the principal, interest and premium, if any, to be paid on Certificated Securities maturing in the next succeeding month.

               Interest on Fixed Rate Certificated Securities will be payable semiannually on ________ and ________ or as indicated in the Pricing Supplement relating thereto and at maturity. Unless otherwise agreed upon, interest will be payable, in the case of the Floating Rate Certificated Securities which reset (a) daily, weekly or monthly on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified pursuant to "Settlement Procedures" below; (b) quarterly, on the third Wednesday of March, June, September and December of each year; (c) semiannually, on the third Wednesday of each of the two months of each year specified pursuant to Settlement Procedures below; and (d) annually, on the third Wednesday of the month specified pursuant to Settlement Procedures below and, in each case, at maturity.

               Interest will be payable to the person in whose name a Certificated Security is registered at the close of business on the Record Date next preceding the Interest Payment Date. Unless other arrangements are made acceptable to the Company, all interest payments (excluding interest payments made on the Maturity Date or the date of redemption, if any) on a Certificated Security will be made by check mailed to the person entitled thereto as provided below.

     Settlement
     ----------

               The receipt of immediately available funds by the Company in payment for a Certificated Security (less the applicable commission) and the authentication and issuance of the registered bond representing such Security shall, with respect to such Security, constitute "Settlement". All offers accepted by the Company will be settled within five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later day that shall be no earlier than the next Business Day.

     Settlement Procedures
     ---------------------

               For each offer to purchase a Certificated Security that is accepted by the Company, the Agent will provide (unless provided by the purchaser directly to the Company) by telephone (confirmed in writing, which may include telex or facsimile) or by telex or facsimile, the following information to the Company:

               1. Name in which such Security is to be registered (the "Registered Owner").

               2. Address of the Registered Owner and, if different, address for payment of principal and interest.

               3.   Taxpayer identification number of the Registered Owner.

               4.   Principal amount of the Security.

               5.   Issue price of the Security.

               6. Issue date of the Security (and, if different, date from which interest accrues).

               7.   Settlement date.

               8.   Maturity date.

               9.   Interest rate.

                    a)   Fixed Rate Securities:

                         i)   interest rate

                    b)   Floating Rate Securities:

                          i)  base rate
                         ii)  initial interest rate
                        iii)  spread or spread multiplier, if any
                         iv)  interest reset dates
                          v)  interest reset period
                         vi)  interest payment dates
                        vii)  interest payment period
                       viii)  interest determination dates
                         ix)  index maturity
                          x)  maximum and minimum interest rates, if any
                         xi)  calculation date

               10. Redemption dates, if any, including any initial redemption date, par date and limitation date.

               11. Redemption premium, if any, including any initial percentage and reduction percentage.

               12. Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement) and Agent's certification that the purchasers of the Security have been solicited solely by such Agent.

               13.  Net proceeds to the Company.

     The Agent will advise the Company of the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Certificated Security solicited by such Agent and accepted by the Company in time for the Mortgage Trustee to prepare and authenticate the required Certificated Security. Before accepting any offer to purchase a Certificated Security to be settled in less than three Business Days, the Company shall verify that the Mortgage Trustee will have adequate time to prepare and authenticate such Security. After receiving from the Agent the details for each offer to purchase a Certificated Security that has been accepted by the Company, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Mortgage Trustee, including the information provided by the Agent necessary for the preparation and authentication of such Security.

     Security Deliveries and Payment
     -------------------------------

               Upon receipt of appropriate documentation and instructions, the Company will cause the Mortgage Trustee to prepare and authenticate the pre-printed 4-ply Certificated Security packet containing the following documents in the form approved by the Company:

               1.   Security with customer receipt
               2.   Stub 1 For the Agent
               3.   Stub 2 For the Company
               4.   Stub 3 For the Mortgage Trustee

     Each Certificated Security shall be authenticated on the Settlement Date therefor. The Mortgage Trustee will authenticate each Certificated Security and deliver it to the Agent, all in accordance with written instructions (or oral instructions confirmed in writing (which may be given by telex or telecopy) on the next Business Day) from the Company. Delivery by the Mortgage Trustee of each Certificated Security will be made in accordance with said instructions against receipt therefor and in connection with contemporaneous receipt by the Company from the Agent on the Settlement Date in immediately available funds of an amount equal to the issue price of such Security less the Agent's commission.

               Upon verification ("Verification") by the Agent that a Certificated Security has been prepared and properly authenticated by the Mortgage Trustee and registered in the name of the purchaser in the proper principal amount and other terms in accordance with the aforementioned confirmation, payment will be made to the Company by the Agent the same day as the Agent's receipt of the Certificated Security in immediately available funds. Such payment shall be made by the Agent only upon prior receipt by the Agent of immediately available funds from or on behalf of the purchaser unless the Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

               Upon delivery of a Certificated Security to the Agent, Verification by the Agent and the giving of instructions for payment, the Agent shall promptly deliver such Security to the purchaser.

               In the event any Certificated Security is incorrectly prepared, the Mortgage Trustee shall promptly issue a replacement Certificated Security in exchange for such incorrectly prepared Security.

               Any Certificated Security to be delivered to __________ shall be delivered to __________, attention: __________.

     Failure to Settle
     -----------------

               If the Agent, at its own option, has advanced its own funds for payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Certificated Security on the Settlement Date therefor, the Agent will promptly notify the Mortgage Trustee and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Company shall promptly provide the Mortgage Trustee with appropriate documentation and instructions consistent with these procedures for the return of the Certificated Security to the Mortgage Trustee and the Agent will promptly return the Certificated Security to the Mortgage Trustee. Upon (i) confirmation from the Mortgage Trustee in writing (which may be given by telex or telecopy) that the Mortgage Trustee has received the Certificated Security and upon (ii) confirmation from the Agent in writing (which may be given by telex or telecopy) that the Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the Company will promptly pay to the Agent an amount in immediately available funds equal to the amount previously paid by the Agent in respect of such Certificated Security. Assuming receipt of the Certificated Security by the Mortgage Trustee and of the Confirmations by the Company, such payment will be made on the Settlement Date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated Security and Confirmations. If a purchaser shall fail to make payment for the Certificated Security for any reason other than the failure of the Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligation hereunder or in the Distribution Agreement, and if the Agent shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

               Immediately upon receipt of the Certificated Security in respect of which the failure occurred, the Mortgage Trustee will void such Security, make appropriate entries in its records and send such canceled Security to the Company; and upon such action, the Certificated Security will be deemed not to have been issued, authenticated and delivered.

     PART III: ADMINISTRATIVE PROCEDURES APPLICABLE TO BOTH BOOK-ENTRY NOTES AND CERTIFICATED NOTES

     Price to Public
     ---------------

               Each Security will be issued at 100% of principal amount, unless otherwise determined by the Company and specified in a Pricing Supplement.

     Calculation of Interest
     -----------------------

               In the case of Fixed Rate Securities, interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Interest does not accrue on the 31st day of any month. Interest rates on Floating Rate Securities will be determined as set forth in the form of such Securities. Interest will be calculated on the basis of the actual number of days in the interest period divided by 360; except that in the case of Treasury Rate Securities, interest will be calculated on the basis of the actual number of days in the interest period divided by the actual number of days in the year.

     Procedure for Rate Changes
     --------------------------

               The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by, the maturity, and other terms of, the Securities that may be sold as a result of the solicitation of offers to purchase by the Agents.

               When a decision has been reached to change interest rates on or other variable terms with respect to any Securities being sold by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Securities. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company has advised each of the Agents of the new interest rates on or other variable terms with respect to the Securities, the Agents may resume solicitation of offers to purchase such Securities. Until such time only "indications of interest" may be recorded.

     Acceptance and Rejection of Offers; Authorized Persons
     ------------------------------------------------------
               Verbal instructions regarding sales of Securities will be given for the Company by the Treasurer, the Manager of Financial Services or such other persons as may be designated from time to time. Verbal instructions to ____________ will be accepted by __________________ or such other persons as may be designated from time to time. Verbal instructions to ______________ will be accepted by _________________ or such other persons as may be designated from time to time.

               The Company shall have the sole right to accept offers to purchase Securities from the Company and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company verbally or in writing, each reasonable offer to purchase Securities from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part which it determines to be unreasonable.

     Pricing Supplement
     ------------------

               If the Company accepts an offer to purchase a Security, the Company will prepare a Pricing Supplement reflecting the terms of such Security and will arrange to have ten copies of the Pricing Supplement filed with the Commission not later than the close of business on the second Business Day following such acceptance of an offer to purchase such Security and will supply at least ten copies of the Pricing Supplement to the Agent. The Agent will cause the Prospectus and Pricing Supplement to be delivered to the purchaser of the Security in accordance with the procedures set forth in "Delivery of Prospectus" below.

     Delivery of Prospectus
     ----------------------

               Each Agent will provide a copy of the relevant Prospectus, appropriately amended or supplemented, which must accompany or precede each written offer of a Security by such Agent, each written confirmation of a sale sent to a purchaser or his agent by such Agent and payment for each Security by a purchaser.

     Advertising Costs
     -----------------

               The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Securities. Advertising expenses in connection with solicitation of offers to purchase Securities from the Company will be paid by the Company.

     Business Day
     ------------

               Any day, other than a Saturday or Sunday, and other than a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or, if the Base Rate is LIBOR, the City of London, England.

                                                                       EXHIBIT B


               The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate principal amount of Securities sold to purchasers solicited by such Agent or, in the event the Securities are being sold at a discount, the issue price thereof.

                                                  Commission Rate (as a
                                                  percentage of aggregate
                                                  principal amount of Securities
                                                  sold or the issue price, as
                                                  the case may be)
                                                  ------------------------------
               Term
               ----

     9 months to less than 12 months

     12 months to less than 18 months

     18 months to less than 24 months

     2 years to less than 3 years

     3 years to less than 4 years

     4 years to less than 5 years

     5 years to less than 6 years

     6 years to less than 7 years

     7 years to less than 10 years

     10 years to less than 15 years

     15 years to less than 20 years

     20 years to 30 years

                                                                       EXHIBIT C

                                  PURCHASE AGREEMENT

                                                            ___________ __, 199_

     Carolina Power & Light Company
     411 Fayetteville Street
     Raleigh, North Carolina  27601-1748

     Attention:


               The undersigned agrees to purchase the principal amount of the Securities (described in the Sales Agency/Distribution Agreement dated ___________, 199_ between you and each of _________ and the undersigned (the "Distribution Agreement")) set forth in the Schedule attached hereto. Terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

               Our obligation to purchase Securities hereunder is subject to the accuracy of your representations and warranties contained in the Distribution Agreement on the date hereof and on the Settlement Date and to your performance and observance of the covenants and agreements set forth
     below:  [       ].  Our obligation hereunder is subject to the further
     condition that we shall receive (a) the opinions required to be delivered pursuant to Sections 8(c) and (d) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 8(g) of the Distribution Agreement and (c) the letter required to be delivered pursuant to Section 8(f) of the Distribution Agreement, in each case dated as of the above Settlement Date.

               In further consideration of our agreement hereunder, you agree that between the date hereof and the Settlement Date you shall not, without our prior written consent, offer or sell or enter into any agreement to sell, additional Securities or other First Mortgage Bonds of the Company, with an interest rate or rates and maturity date substantially similar to the interest rate or rates and maturity date listed in Schedule 1 attached hereto.

               This Agreement may be terminated by us at any time prior to the Settlement Date by mailing or delivering written notice thereof to you, if prior to such time (a) there shall have occurred any general suspension of trading in securities on the New York or Pacific Stock Exchange, or there shall have been established by the New York or Pacific Stock Exchange or by the Securities and Exchange Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or (b) there shall have occurred any new outbreak of hostilities, including but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, or other national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it impracticable, in our reasonable judgment, for us to enforce contracts for the sale of the Securities, or (c) the Company shall have sustained a substantial loss by fire, flood, accident or calamity which renders it impracticable, in our reasonable judgment, to consummate the sale of the Securities by us at the initial public offering price, or (d) if the rating assigned by Moody's Investors Service, Inc., Standard & Poor's Corporation or Duff & Phelps to the outstanding Securities as of the date of this Agreement shall have been lowered since that date or if any of such rating agencies shall have publicly announced since that date that it has placed such Securities on what is commonly termed a "watch list" for possible downgrading. This Agreement may also be terminated at any time prior to the Settlement Date if in our reasonable judgment the subject matter of any amendment or supplement to the Registration Statement or Prospectus (other than any amendment or supplement relating solely to our activities) filed after the execution of this Agreement shall have materially impaired the marketability of the Securities. Any termination of this Agreement shall be without liability of any party to any other party except as otherwise provided in Sections 6(b) and (i), in Section 7 and in Section 10 of the Distribution Agreement.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                   By ________________________



                                   By ________________________


     Accepted:            , 199_

     Carolina Power & Light Company


     By ________________________


     Registration Statement:

     No. 33-________


                                                         SCHEDULE 1 TO EXHIBIT C


     Mortgage:

               Mortgage and Deed of Trust, dated as of May 1, 1940, to The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (W. T. Cunningham, successor), as Trustees, as supplemented.

     Title of Purchased Securities:



     Aggregate Principal Amount:

     Price to Public:

     Purchase Price:

               ___% of the principal amount of the Purchased Securities, plus accrued interest from ________ to ________

     Method of Payment of Purchase Price:

     Closing Location:

     Redemption Provisions:

     Maturity:

     If fixed rate securities

     Interest Rate:

          [        %]

     Interest Payment Date[s]:

     If variable rate securities

     Base Rate:

     Initial Interest Rate:

     Interest Determination Dates:

     Interest Reset Dates:

     Interest Reset Period:

     Interest Payment Dates:

     Index Maturity:

     Interest Payment Period:

     Maximum Interest Rate:

     Minimum Interest Rate:

     Calculation Date:

     Spread or Alternate Rate Event Spread:

     Spread Multiplier:

     Documents to be Delivered:

               The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

     Syndicate Provisions:

               [Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting with _____________ or _____________, as the case may be.]

     Additional Terms: